Exhibit 99.1
FOR IMMEDIATE RELEASE

ETRIALS ENTERS INTO SUBSCRIPTION LICENSING AGREEMENT WITH INC RESEARCH

INC Research to Offer Clients Multiple, Fully Integrated eClinical Technologies

Morrisville, NC and Raleigh, NC—March 14, 2006—etrials® Worldwide, Inc. (Nasdaq: ETWC, ETWCW, ETWCU), an eClinical software and services company focused on people, process and technology to meet the needs of the pharmaceutical industry, today announced that it has signed a subscription licensing agreement with INC Research, Inc®, a global, therapeutically specialized contract research organization (CRO). INC Research joins other leading companies enrolled in etrials’ CRO partnership program.

“At INC Research, we maintain a commitment to integrating innovative solutions into our processes in order to provide the highest quality service to our customers. eClinical technologies like electronic data capture, eDiaries and interactive voice response streamline our data collection, review and reporting processes. This enables our teams to focus on our customers, not the arduous task of integrating multiple data streams or managing disparate technologies,” said Anne Wiles, president of INC DataSpectrum, the data services division of INC Research.

“By recognizing the critical importance of offering fully integrated eClinical technologies, INC Research is able to offer their clients the best tools for their clinical research regardless of trial location, scope or complexity,” said John Cline, CEO of etrials. “INC Research fosters a deep commitment to satisfying customers through successful management of their critical programs.”

etrials’ subscription program provides its CRO partners with a significant competitive advantage by enabling them to offer clients cutting-edge technologies to significantly speed clinical trial research. As an etrials partner, CROs have access to etrials’ eClinical technologies for an annual subscription license fee, which enables effortless integration of all study data for faster and more efficient trials. etrials’ CRO partners offer their clients the technology needed to provide faster access to higher quality data, enabling them to bring important new drugs to market faster.

About etrials®
etrials Worldwide, Inc., (Nasdaq: ETWC, ETWCW, ETWCU) is an eClinical software and services company offering pharmaceutical, biotechnology and contract research organizations worldwide a suite of technology-based tools including electronic data capture, electronic patient diaries, interactive voice response and reporting. etrials believes that our people, process and technology are fundamental to assisting the pharmaceutical industry in bringing new drugs to market faster and more efficiently. Visit us at www.etrials.com.

About INC Research
INC Research is a leading contract research organization with specialized therapeutic focus. For over two decades, the company has been dedicated to managing all aspects of global clinical development programs for pharmaceutical and biotechnology customers and tailors its full range of services, processes and technology to the unique needs of each client and their specific project requirements. Through its INC DataSpectrum division, INC Research provides a full range of data management, statistical analysis and medical writing services to support global drug development requirements for any therapeutic area. INC Research has offices in North America and Western, Eastern and Central Europe. For more information, visit www.incresearch.com.

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etrials is a registered trademark of etrials Worldwide, Inc. Other marks belong to their respective owners.

Forward-Looking Statements
This announcement contains forward-looking statements regarding future expected purchases of software pursuant to a contract. These statements involve risks and uncertainties and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, termination of the contract, which could occur if the client prefers not to utilize our software to the degree it is currently expected. More information about potential factors which could affect the volume of purchases under this contract is included in our filings with the Securities and Exchange Commission, including in our Registration Statement on Form S-4.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Contact:
Media:
Lorra Gosselin
etrials Worldwide, Inc.
919.653.3400
pr@etrials.com

Trisha Vonder Reith
INC Research
858.597.6418
tvonder@incresearch.com

Investors:
The Equity Group Inc.
Adam Prior
212.836.9606
aprior@equityny.com
or
Devin Sullivan
212.836.9608
dsullivan@equityny.com